Exhibit 99.2

UL Solutions Inc.
Selected Financial Information Reflecting the Company’s Segment Reorganization for Certain Historical Periods
(Unaudited)

Background
Effective beginning in the first quarter of 2026, UL Solutions Inc. (the “Company”) reorganized its segments to be consistent with how the Chief Executive Officer currently evaluates business performance and allocates resources. The changes primarily related to the Company’s Advisory business, which was previously included within the Software and Advisory segment and is now included within the Industrial segment. As a result of the reorganization, the Software and Advisory segment was renamed “Risk & Compliance Software” and costs related to the Company’s corporate functions were reallocated across its segments. This reorganization had no impact on the Company’s consolidated financial position, results of operations or cash flows.
Information by Segment
The following tables summarize historical segment revenue, significant segment expenses and operating income, which have been recast to reflect the Company’s segment reorganization:

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
(in millions)	2025	2025	2025	2025	2025	2024
Industrial
Revenue	$340	$373	$379	$388	$1,480	$1,377
Employee compensation	165	177	175	175	692	666
Services and materials	76	80	80	85	321	308
Depreciation and amortization	16	16	15	17	64	54
Restructuring	—	—	—	7	7	—
Operating income	$83	$100	$109	$104	$396	$349

Consumer
Revenue	$304	$340	$340	$335	$1,319	$1,254
Employee compensation	181	197	192	185	755	735
Services and materials	83	87	88	90	348	342
Depreciation and amortization	19	20	20	23	82	80
Restructuring	(1)	(1)	—	28	26	(1)
Operating income	$22	$37	$40	$9	$108	$98

Risk & Compliance Software
Revenue	$61	$63	$64	$66	$254	$239
Employee compensation	42	44	41	41	168	164
Services and materials	5	7	5	7	24	22
Depreciation and amortization	10	10	11	11	42	38
Restructuring	—	—	—	2	2	—
Operating income	$4	$2	$7	$5	$18	$15

Revenue

	Year Ended December 31,
(in millions)	2025	2024	Change	% Change
Industrial	$1,480	$1,377	$103	7.5%
Consumer	1,319	1,254	65	5.2%
Risk & Compliance Software	254	239	15	6.3%
Total	$3,053	$2,870	$183	6.4%

Revenue Change Components	Year Ended December 31, 2025
(in millions)	Organic[1]	Acquisition / Divestiture[2]	FX3	Total	Organic % Change	Total % Change
Revenue change
Industrial	$104	$(8)	$7	$103	7.6%	7.5%
Consumer	60	—	5	65	4.8%	5.2%
Risk & Compliance Software	15	—	—	15	6.3%	6.3%
Total	$179	$(8)	$12	$183	6.2%	6.4%
_________
1.Organic reflects revenue change in a given period excluding Acquisition / Divestiture and FX in that same period, expressed in dollars or as a percentage of revenue in the prior period.
2.Acquisition / Divestiture is calculated as revenue change in a given period related to acquisitions or disposals of businesses using prior period exchange rates, expressed in dollars or as a percentage of revenue in the prior period. Revenues from an acquisition or disposal are measured as Acquisition / Divestiture for the initial twelve month period following the acquisition or disposal date. Subsequently, the revenue impact from the acquired or disposed business is measured as Organic.
3.FX reflects the impact that foreign currency exchange rates have on revenue in a given period, expressed in dollars or as a percentage of revenue in the prior period. The Company uses constant currency to calculate the FX impact on revenue in a given period by translating current period revenues at prior period exchange rates, expressed as a percentage of revenue in the prior period.
Operating Income

	Year Ended December 31,
(in millions)	2025	2024	Change	% Change
Industrial	$396	$349	$47	13.5%
Consumer	108	98	10	10.2%
Risk & Compliance Software	18	15	3	20.0%
Total	$522	$462	$60	13.0%

Operating Income Change Components	Year Ended December 31, 2025
(in millions)	Organic[1]	Acquisition / Divestiture[2]	FX3	Total
Industrial	$49	$(3)	$1	$47
Consumer	15	(3)	(2)	10
Risk & Compliance Software	5	(2)	—	3
Total	$69	$(8)	$(1)	$60
_________
1.Organic reflects total operating income change in a given period excluding Acquisition / Divestiture and FX in that same period, expressed in dollars or as a percentage of operating income in the prior period.
2.Acquisition / Divestiture is calculated as operating income change in a given period related to acquisitions or disposals of businesses using prior period exchange rates, expressed in dollars or as a percentage of operating income in the prior period. Operating income change from an acquisition or disposal is measured as Acquisition / Divestiture for the initial twelve-month period following the acquisition or disposal date. Subsequently, operating income impact from the acquired or disposed business is measured as Organic. Acquisition / Divestiture also includes the change in due diligence-related costs for merger and acquisition and disposal activities.
3.FX reflects the impact that foreign currency exchange rates have on operating income in a given period expressed in dollars or as a percentage of operating income in the prior period. The Company uses constant currency to calculate the FX impact on operating income in a given period by translating current period operating income at prior period exchange rates, expressed as a percentage of operating income in the prior period.

Non-GAAP Financial Measures
In addition to financial measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this the Company considers a variety of supplemental non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA margin. Management uses non-GAAP financial measures in addition to GAAP measures to understand and compare operating results across periods and for forecasting and other purposes. Management believes these non-GAAP financial measures provide useful information to investors and reflect results in a manner that enables, in some instances, more meaningful analysis of trends and facilitates comparison of results across periods. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies due to potential differences between the companies in calculations.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin to measure the operational strength and performance of its business and believes these measures provide additional information to investors about certain non-cash items and unusual items that the Company does not expect to continue at the same level in the future. Further, management believes these non-GAAP financial measures provide a meaningful measure of business performance.
There are material limitations to using these non-GAAP financial measures. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, other expense, net, income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering these non-GAAP financial measures in conjunction with net income and operating income as calculated in accordance with GAAP.

The following table reconciles historical segment operating income to segment Adjusted EBITDA, both of which have been recast to reflect the Company’s segment reorganization:

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
(in millions, unless otherwise stated)	2025	2025	2025	2025	2025	2024
Industrial
Segment operating income	$83	$100	$109	$104	$396	$349
Depreciation and amortization expense	16	16	15	17	64	54
Stock-based compensation	3	5	7	5	20	10
Restructuring	—	—	—	7	7	—
Adjusted EBITDA[1]	$102	$121	$131	$133	$487	$413
Revenue	$340	$373	$379	$388	$1,480	$1,377
Operating income margin	24.4%	26.8%	28.8%	26.8%	26.8%	25.3%
Adjusted EBITDA margin[2]	30.0%	32.4%	34.6%	34.3%	32.9%	30.0%

Consumer
Segment operating income	$22	$37	$40	$9	$108	$98
Depreciation and amortization expense	19	20	20	23	82	80
Stock-based compensation	4	6	7	4	21	11
Restructuring	(1)	(1)	—	28	26	(1)
Adjusted EBITDA[1]	$44	$62	$67	$64	$237	$188
Revenue	$304	$340	$340	$335	$1,319	$1,254
Operating income margin	7.2%	10.9%	11.8%	2.7%	8.2%	7.8%
Adjusted EBITDA margin[2]	14.5%	18.2%	19.7%	19.1%	18.0%	15.0%

Risk & Compliance Software
Segment operating income	$4	$2	$7	$5	$18	$15
Depreciation and amortization expense	10	10	11	11	42	38
Stock-based compensation	1	2	1	2	6	2
Restructuring	—	—	—	2	2	—
Adjusted EBITDA[1]	$15	$14	$19	$20	$68	$55
Revenue	$61	$63	$64	$66	$254	$239
Operating income margin	6.6%	3.2%	10.9%	7.6%	7.1%	6.3%
Adjusted EBITDA margin[2]	24.6%	22.2%	29.7%	30.3%	26.8%	23.0%
__________
1.The Company defines Adjusted EBITDA as net income adjusted for depreciation and amortization expense, interest expense, other expense, net, income tax expense, as well as stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable.
2.Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of revenue.